Exhibit 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree that only one statement containing the information required by Schedule 13G need be filed by each of the undersigned with respect to the ownership by each of the undersigned of shares of common stock of ARTISTdirect, Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
Date: May 15, 2006

JMB CAPITAL PARTNERS, L.P.

By:	Smithwood Partners, LLC, its General Partner

	By:	\s\Jonathan Brooks

	Name:	Jonathan Brooks
	Title:	Sole Member and Manager

SMITHWOOD PARTNERS, LLC

By:	\s\Jonathan Brooks

Name:	Jonathan Brooks
Title:	Sole Member and Manager

SMITHWOOD ADVISERS, L.P.

By:	Smithwood General Partner, LLC, its General Partner

	By:	\s\Jonathan Brooks

	Name:	Jonathan Brooks
	Title:	Managing Member

SMITHWOOD GENERAL PARTNER, LLC

By:	\s\Jonathan Brooks

Name:	Jonathan Brooks
Title:	Managing Member

JONATHAN BROOKS

\s\Jonathan Brooks

Jonathan Brooks, an individual